Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial information presented below gives effect to the spin-off of the wireline telecommunications business of ALLTEL Corporation (“Alltel” or the “Company”) to its stockholders. The spin-off included the majority of Alltel’s communications support services, including directory publishing, information technology outsourcing services, retail long distance and the wireline sales portion of communications products. The unaudited pro forma condensed consolidated financial information has been included in this Form 8-K filing to give effect to the spin-off of the wireline business. As a result, Alltel’s historical results of operations have been adjusted on a pro forma basis to reflect the wireline business as a discontinued operation. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the audited consolidated financial statements included in Alltel’s Annual Report on Form 10-K for the year ended December 31, 2005 and with the unaudited consolidated financial statements included in Alltel’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

On the distribution date, July 17, 2006, Alltel contributed the assets and liabilities of its wireline business to ALLTEL Holding Corp. (“Spinco”), a wholly owned subsidiary of Alltel; in exchange for: (i) all of the shares of common stock of Spinco, (ii) the payment of a special dividend of approximately $2.3 billion and (iii) the distribution by Spinco to Alltel of Spinco debt securities of approximately $1.7 billion, which Alltel exchanged for certain of the Company’s outstanding debt securities. Alltel also transferred to Spinco approximately $260.8 million of long-term debt that had been issued by the Company’s wireline subsidiaries. Alltel distributed the shares of common stock of Spinco on a pro rata basis to its shareholders of record as of July 12, 2006 in a ratio of one Spinco share for each share of Alltel common stock held. Immediately after the consummation of the spin off, Spinco merged with and into Valor Communications Group, Inc. (“Valor”), with Valor continuing as the surviving corporation. As a result of the merger, all of the issued and outstanding shares of Spinco common stock were converted into the right to receive an aggregate number of shares of common stock of Valor. Valor issued in the aggregate approximately 403 million shares of common stock to Alltel stockholders pursuant to the merger, or 1.0339267 shares of Valor common stock for each share of Spinco common stock outstanding as of the effective time of the merger. Upon completion of the merger, Alltel stockholders owned approximately 85 percent of the outstanding equity interests of the surviving corporation, which is named Windstream Corporation (“Windstream”), and the stockholders of Valor owned the remaining 15 percent of such equity interests.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2006 gives effect to the spin-off as if it had occurred on March 31, 2006. The unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2006 and for the years ended December 31, 2005, 2004 and 2003 give effect to the spin-off as if it had occurred on January 1, 2003.

The unaudited pro forma condensed consolidated financial statements present the historical financial statements of Alltel adjusted to give effect to (1) the transfer of wireline business to Spinco, (2) the delivery to Alltel of all the outstanding common stock of Spinco (approximately 389.7 million common shares in the aggregate), (3) the delivery to Alltel of approximately $1.7 billion of debt securities of Spinco, (4) approximately $2.3 billion of cash received by Alltel as a special dividend, (5) the pro rata distribution to Alltel shareholders of record as of July 12, 2006 of all of the shares of Spinco common stock as a tax-free dividend based on a distribution ratio of one share of Spinco common stock for each share of Alltel common stock held, and (6) the exchange of the Spinco debt securities for certain debt securities of Alltel.

The pro forma adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements are based on the best information available and assumptions that management believes are reasonable. The pro forma adjustments may differ from those that will be calculated to report the wireline business as a discontinued operation in Alltel’s future filings. The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what Alltel’s results of operations or financial position would have been had the spin-off occurred on the dates indicated. The unaudited pro forma condensed consolidated financial information also should not be considered representative of Alltel’s future results of operations or financial position.

ALLTEL CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2006

		Pro Forma Adjustments
				Transfer of		Receipt of		Exchange of
				Shared		Special Cash		Spinco Debt
		Distribution of		Assets and		Dividend and		Securities for
	Alltel,	Wireline		Allocation of		Debt Securities		Alltel Debt
(Dollars in millions)	as Reported	Business		Pension Plan		From Spinco		Securities		Pro Forma
Assets
Cash and short-term investments	$886.5	$(4.7)	a	$-		$2,275.1	c	$-		$3,156.9
Note receivable from Spinco	-	-		-		1,703.2	c	(1,703.2)	d	-
Assets held for sale	2,027.1	-		-		-		-		2,027.1
Other current assets	1,309.4	(351.6)	a	-		-		-		957.8
Total current assets	4,223.0	(356.3)		-		3,978.3		(1,703.2)		6,141.8

Investments	374.8	(2.0)	a	-		-		-		372.8
Goodwill	8,981.7	(1,247.9)	a	-		-		-		7,733.8
Other intangibles	2,207.6	(315.7)	a	-		-		-		1,891.9
Property, plant and equipment, net	7,923.0	(2,928.6)	a	(114.1)	b	-		-		4,880.3
Other assets	336.0	(114.2)	a	(126.4)	b	-		-		95.4

Total Assets	$24,046.1	$(4,964.7)		$(240.5)		$3,978.3		$(1,703.2)		$21,116.0

Liabilities and Shareholders' Equity
Current maturities of long-term debt	$205.1	$(22.1)	a	$-		$-		$-		$183.0
Liabilities related to assets held for sale	301.7	-		-		-		-		301.7
Other current liabilities	1,822.1	(642.2)	a							1,179.9
Total current liabilities	2,328.9	(664.3)		-		-		-		1,664.6

Long-term debt	5,661.9	(238.7)	a	-		-		(1,673.6)	d	3,749.6
Deferred income taxes	1,868.5	(699.6)	a	(61.3)	b	-		-		1,107.6
Other liabilities	891.0	(176.0)	a	4.3	b	-		-		719.3

Shareholders' equity:
Preferred stock	0.3	-		-		-		-		0.3
Common stock	388.9	-		-		-		-		388.9
Additional paid-in capital	5,440.8	(3,186.1)	a	(183.5)	b	3,978.3	c	-		6,049.5
Unrealized holding gain on investments	30.3	-		-		-		-		30.3
Foreign currency translation adjustment	14.8	-		-		-		-		14.8
Retained earnings	7,420.7	-		-		-		(29.6)	d	7,391.1

Total shareholders' equity	13,295.8	(3,186.1)		(183.5)		3,978.3		(29.6)		13,874.9

Total Liabilities and Shareholders' Equity	$24,046.1	$(4,964.7)		$(240.5)		$3,978.3		$(1,703.2)		$21,116.0

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ALLTEL CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2006

		Pro Forma Adjustments
		Distribution of
	Alltel,	Wireline
(Millions, except per share amounts)	as Reported	Business		Other		Pro Forma
Revenues and sales:
Service revenues	$2,247.7	$(598.6)	e	$-		$1,649.1
Product sales	292.0	(97.9)	e	-		194.1
Total revenues and sales	2,539.7	(696.5)		-		1,843.2

Costs and expenses:
Cost of services	731.7	(188.9)	e	-		542.8
Cost of products sold	355.8	(83.1)	e	-		272.7
Selling, general administrative and other	499.0	(78.4)	e	5.1	f	425.7
Depreciation and amortization	404.5	(105.2)	e	-		299.3
Integration expenses and other charges	19.5	(8.7)	e	-		10.8
Total costs and expenses	2,010.5	(464.3)		5.1		1,551.3

Operating income	529.2	(232.2)		(5.1)		291.9

Equity earnings in unconsolidated partnerships	12.9	-		-		12.9
Minority interest in consolidated partnerships	(13.9)	-		-		(13.9)
Other income, net	11.9	(1.1)	e	-		10.8
Interest expense	(89.0)	4.3	e	19.8	g	(64.9)

Income from continuing operations before
income taxes	451.1	(229.0)	e	14.7		236.8
Income tax expense (benefit)	171.5	(86.7)	e	5.7	h	90.5

Net income from continuing operations	279.6	(142.3)		9.0		146.3
Preferred dividends	-	-		-		-

Net income from continuing operations
applicable to common shares	$279.6	$(142.3)		$9.0		$146.3

Earnings per Share from Continuing Operations:
Basic	$.72					$.38
Diluted	$.72					$.38
Average common shares outstanding:
Basic	386.8					386.8	i
Diluted	389.7					389.7	i

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ALLTEL CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2005

		Pro Forma Adjustments
		Distribution of
	Alltel,	Wireline
(Millions, except per share amounts)	as Reported	Business		Other		Pro Forma
Revenues and sales:
Service revenues	$8,380.5	$(2,456.0)	e	$-		$5,924.5
Product sales	1,106.5	(458.5)	e	-		648.0
Total revenues and sales	9,487.0	(2,914.5)		-		6,572.5

Costs and expenses:
Cost of services	2,743.8	(783.6)	e	-		1,960.2
Cost of products sold	1,315.3	(373.5)	e	-		941.8
Selling, general administrative and other	1,795.5	(318.8)	e	42.1	f	1,518.8
Depreciation and amortization	1,482.6	(487.8)	e	-		994.8
Restructuring and other charges	58.7	(35.7)	e	-		23.0
Total costs and expenses	7,395.9	(1,999.4)		42.1		5,438.6

Operating income	2,091.1	(915.1)		(42.1)		1,133.9

Equity earnings in unconsolidated partnerships	43.4	-		-		43.4
Minority interest in consolidated partnerships	(69.1)	-		-		(69.1)
Other income, net	158.8	(11.2)	e	-		147.6
Gain on disposal of assets and other	218.8	-		-		218.8
Interest expense	(332.6)	18.1	e	53.5	g	(261.0)

Income from continuing operations before
income taxes	2,110.4	(908.2)	e	11.4		1,213.6
Income tax expense (benefit)	801.9	(360.9)	e	4.4	h	445.4

Net income from continuing operations	1,308.5	(547.3)		7.0		768.2
Preferred dividends	0.1	-		-		0.1

Net income from continuing operations
applicable to common shares	$1,308.4	$(547.3)		$7.0		$768.1

Earnings per Share from Continuing Operations:
Basic	$3.84					$2.25
Diluted	$3.80					$2.23
Average common shares outstanding:
Basic	340.8					340.8	i
Diluted	344.1					344.1	i

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ALLTEL CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2004

		Pro Forma Adjustments
		Distribution of
	Alltel,	Wireline
(Millions, except per share amounts)	as Reported	Business		Other		Pro Forma
Revenues and sales:
Service revenues	$7,374.3	$(2,548.3)	e	$-		$4,826.0
Product sales	871.8	(398.9)	e	-		472.9
Total revenues and sales	8,246.1	(2,947.2)		-		5,298.9

Costs and expenses:
Cost of services	2,374.2	(821.6)	e	-		1,552.6
Cost of products sold	1,075.5	(332.0)	e	-		743.5
Selling, general administrative and other	1,524.2	(297.9)	e	42.3	f	1,268.6
Depreciation and amortization	1,299.7	(523.8)	e	-		775.9
Restructuring and other charges	50.9	(11.6)	e	-		39.3
Total costs and expenses	6,324.5	(1,986.9)		42.3		4,379.9

Operating income	1,921.6	(960.3)		(42.3)		919.0

Equity earnings in unconsolidated partnerships	68.5	-		-		68.5
Minority interest in consolidated partnerships	(80.1)	-		-		(80.1)
Other income, net	34.5	(13.2)	e	-		21.3
Gain on disposal of assets and other	-	-		-		-
Interest expense	(352.5)	19.4	e	-		(333.1)

Income from continuing operations before
income taxes	1,592.0	(954.1)	e	(42.3)		595.6
Income tax expense (benefit)	565.3	(365.4)	e	(16.5)	h	183.4

Net income from continuing operations	1,026.7	(588.7)		(25.8)		412.2
Preferred dividends	0.1	-		-		0.1

Net income from continuing operations
applicable to common shares	$1,026.6	$(588.7)		$(25.8)		$412.1

Earnings per Share from Continuing Operations:
Basic	$3.34					$1.34
Diluted	$3.33					$1.34
Average common shares outstanding:
Basic	307.3					307.3	i
Diluted	308.4					308.4	i

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ALLTEL CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2003

		Pro Forma Adjustments
		Distribution of
	Alltel,	Wireline
(Millions, except per share amounts)	as Reported	Business		Other		Pro Forma
Revenues and sales:
Service revenues	$7,156.1	$(2,648.8)	e	$-		$4,507.3
Product sales	823.8	(413.6)	e	-		410.2
Total revenues and sales	7,979.9	(3,062.4)		-		4,917.5

Costs and expenses:
Cost of services	2,273.6	(888.2)	e	-		1,385.4
Cost of products sold	1,043.5	(368.0)	e	-		675.5
Selling, general administrative and other	1,498.1	(319.1)	e	48.3	f	1,227.3
Depreciation and amortization	1,247.7	(536.5)	e	-		711.2
Restructuring and other charges	19.0	(12.2)	e	-		6.8
Total costs and expenses	6,081.9	(2,124.0)		48.3		4,006.2

Operating income	1,898.0	(938.4)		(48.3)		911.3

Equity earnings in unconsolidated partnerships	64.4	-		-		64.4
Minority interest in consolidated partnerships	(78.6)	-		-		(78.6)
Other income, net	11.0	(5.3)	e	-		5.7
Gain on disposal of assets and other	17.9	(23.9)	e	-		(6.0)
Interest expense	(378.6)	26.5	e	-		(352.1)

Income from continuing operations before
income taxes	1,534.1	(941.1)	e	(48.3)		544.7
Income tax expense (benefit)	580.6	(361.0)	e	(18.8)	h	200.8

Net income from continuing operations	953.5	(580.1)		(29.5)		343.9
Preferred dividends	0.1	-		-		0.1

Net income from continuing operations
applicable to common shares	$953.4	$(580.1)		$(29.5)		$343.8

Earnings per Share from Continuing Operations:
Basic	$3.06					$1.10
Diluted	$3.05					$1.10
Average common shares outstanding:
Basic	311.8					311.8	i
Diluted	312.8					312.8	i

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

a.
On July 17, 2006 Alltel completed the distribution of its wireline business to Spinco. In exchange for this business, Alltel received all of the outstanding common stock of Spinco (approximately 389.7 million common shares in the aggregate), which Alltel distributed on a pro rata basis to its shareholders of record as of July 12, 2006 in a ratio of one Spinco share for each share of Alltel common stock held. Spinco also delivered to Alltel cash and debt securities aggregating approximately $4.0 billion (see Note c). As a result of the distribution of the wireline business to Spinco, and the associated distribution of the Spinco common stock to Alltel shareholders, this pro forma adjustment is to eliminate the assets, liabilities, and equity associated with the wireline business.

Immediately after the consummation of the spin off, Spinco merged with and into Valor, with Valor continuing as the surviving corporation. As a result of the merger, all of the issued and outstanding shares of Spinco common stock were converted into the right to receive an aggregate number of shares of common stock of Valor. Valor issued in the aggregate approximately 403 million shares of common stock to Alltel stockholders pursuant to the merger, or 1.0339267 shares of Valor common stock for each share of Spinco common stock outstanding as of the effective time of the merger.

b.
This adjustment is to reflect the transfer to Spinco of certain assets and liabilities related to the operations of Spinco’s business that were previously utilized or incurred on a shared basis with Alltel’s wireless business. Immediately prior to the spin-off, Alltel transferred property, plant and equipment (net book value of $114.1 million), additional pension assets ($126.4 million) and other postretirement liabilities ($7.4 million), along with the associated deferred income taxes ($61.3 million). Operating expenses related to these shared assets and liabilities were previously allocated to the wireline business, and accordingly, no additional pro forma adjustments are required with respect to the unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2006 and for the years ended December 31, 2005, 2004 and 2003. Conversely, immediately prior to the spin-off, Spinco transferred to Alltel certain income tax contingency reserves retained by Alltel pursuant to the distribution agreement of $11.7 million. The additional pension assets transferred to Spinco reflect the portion of the Alltel defined benefit pension plan which represent the estimated accumulated benefit obligation and fair value of plan assets attributable to the active and retired employees of Spinco. This amount was determined by an independent actuary. The assumptions used to estimate the accumulated benefit obligation were as follows: (1) discount rate of 5.8%, (2) long-term rate of return on plan assets of 8.5% and (3) rate of future compensation increases of 3.5%. These amounts are subject to final actuarial valuations.

c.
This adjustment is to reflect (1) the receipt in cash of a special dividend from Spinco of approximately $2.3 billion and (2) the distribution by Spinco to Alltel of certain Spinco debt securities consisting of $1,746.0 million aggregate principal amount of 8.625 percent senior notes due 2016 (the “Spinco Securities”). The Spinco Securities were issued at a discount and sold in an underwritten private placement offering. At the date of distribution to Alltel, the Spinco Securities had a carrying value of $1,703.2 million (par value of $1,746.0 million less discount of $42.8 million).

d.
On July 8, 2006, in connection with the spin-off transaction, Alltel entered into an exchange agreement (the “Exchange Agreement”), with J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Inc. (together, the “Investment Banks”), and Spinco. Pursuant to the terms of the Exchange Agreement, Alltel agreed to transfer the Spinco Securities to the Investment Banks, in equal amounts, in exchange for the transfer by the Investment Banks to Alltel of all or a portion of the $1.0 billion aggregate principal amount of Alltel’s commercial paper held by the Investment Banks and all or a portion of the $686.6 million aggregate principal amount of Alltel’s 4.656 percent notes due May 17, 2007 held by the Investment Banks. The fair value of the Alltel debt obligations to be transferred by the Investment Banks to Alltel will have an agreed upon fair market value of approximately $1,673.4 million on the date on which the exchange is consummated.

On July 17, 2006, following the completion of the spin-off transaction, Alltel and the Investment Banks completed the exchange of debt securities pursuant to the terms of the Exchange Agreement. The Alltel debt securities exchanged consisted of $988.5 million of outstanding commercial paper borrowings and $685.1 million of Alltel’s 4.656 percent notes due May 17, 2007. This adjustment is to reflect the exchange of the Spinco debt securities received by Alltel for outstanding Alltel debt securities held by the Investment Banks. As part of the Exchange Agreement with the Investment Banks,  Alltel incurred approximately $29.8 million of costs related to the redemption of its debt securities. These costs have not been included as a pro forma adjustment to the condensed consolidated statements of operations due to their non-recurring nature but have been recorded in the condensed consolidated balance sheet as of March 31, 2006.

e.	This adjustment is to eliminate the results of operations associated with the wireline business.

f.	This adjustment is to add back to Alltel’s continuing operations general corporate overhead expenses previously allocated to the wireline business.

g.
This adjustment is to eliminate the historical interest expense associated with the Alltel debt securities that were exchanged for Spinco debt securities (Note d above). Except for the $260.8 million of long-term debt directly related to the wireline business, no other interest expense was allocated to the wireline operations for the periods presented.

h.	This adjustment is to reflect the estimated income tax effects of the pro forma adjustments described in Notes f and g above and was based on Alltel’s statutory income tax rate of 38.95 percent.

i.
The number of Alltel common shares outstanding did not change as a result of the spin-off. For employees and directors remaining with Alltel, the number of shares underlying any outstanding stock options and the related per share exercise price were adjusted to maintain both the aggregate fair market value of stock underlying the stock options and the relationship between the per share exercise price and the related per share market value, pursuant to the terms of the applicable Alltel equity incentive plans and taking into account the change in the market value of Alltel’s common stock as a result of the distribution. Alltel restricted stock awarded pursuant to Alltel’s equity incentive plans and held by employees and directors at the time of the distribution continue to represent the right to receive shares of Alltel common stock. In addition, the holders of these restricted shares received unrestricted shares of Windstream common stock equivalent to the number of shares of Windstream common stock that was received with respect to each share of Alltel common stock at the time of the distribution. As of the date of the spin-off, employees of the wireline business who transferred to Windstream held vested options to purchase approximately 1.5 million shares of Alltel common stock. The number of shares underlying these stock options and the related per share exercise price were also adjusted to maintain both the aggregate fair market value of stock underlying the stock options and the relationship between the per share exercise price and the related per share market value. Stock options held by employees of the wireline business who transferred to Windstream that were unvested at the date of distribution were cancelled. The change in the number of Alltel’s diluted weighted average common shares outstanding resulting from these changes to the number of outstanding stock options and restricted shares is not expected to be significant. Additionally, incremental compensation expense resulting from the modifications to stock-based awards is not expected to be significant, and has not been included as a pro forma adjustment.